Exhibit 99.1

INVESTORS:                                                      MEDIA:
Dave Jessick                                                    Karen Rugen
(717) 975-5750                                                  (717) 730-7766

FOR IMMEDIATE RELEASE

                    RITE AID ANNOUNCES FINANCIAL RESULTS
                 FOR FIRST QUARTER FISCAL 2001, FISCAL 2000
               AND RESTATED RESULTS FOR FISCAL 1999 AND 1998


CAMP HILL, PA, July 11, 2000--Rite Aid Corporation (NYSE, PSE: RAD) today announced financial results for the first quarter of fiscal year 2001, ended May 27, 2000; financial results for the fiscal year ended February 26, 2000; and restated financial results for the fiscal years ended February 27, 1999 and February 28, 1998.

The annual financial results and related quarters, which are included in a Form 10-K filed today with the Securities and Exchange Commission, result from a seven-month process conducted by Rite Aid with the assistance of Arthur Andersen LLP, in which the company's books and records were reviewed and reconciled. Deloitte & Touche, LLP, Rite Aid's independent accounting firm, audited the financial statements for fiscal year 2000 and audited the restated financial statements for fiscal years 1999 and 1998. The results of the previously announced investigation conducted at the direction of the Audit Committee of Rite Aid's Board of Directors have also been considered in the preparation and restatement of the financial statements.

"These financial statements reflect seven months of effort and an estimated cost of $50 million to identify, assess and resolve the accounting issues new management confronted when we arrived at Rite Aid in December, 1999," said Bob Miller, Rite Aid chairman and chief executive officer. "While we have a lot of work ahead of us to improve our operations, I am pleased that we now have issued our financial reports and am encouraged by the other progress we've made to date. In addition to implementing steps to stabilize our store operations and strengthen our vendor relationships, we've completed a major financial restructuring to support our turnaround plan and are now developing and implementing a variety of initiatives designed to improve store performance.


RITE AID ANNOUNCES FINANCIAL RESULTS - PAGE 2

"While the financial results published today reflect sizable losses, a majority of those losses are directly related to inventory accounting adjustments and former management's overly aggressive expansion program for the last three years. That expansion program included the acquisition of PCS Health Systems, Inc., six separate drugstore company acquisitions totaling 1,409 stores and the opening of 376 new and 727 relocated stores and the closing of 818 stores," Miller continued. "Given the positive changes in our relationships with our vendors and the dramatic reductions we've made in our store development and acquisition programs, we should not experience similar problems going forward. All of our acquisitions are fully integrated into the company. As we implement our turnaround plan and as our new and relocated stores mature, we anticipate a return to positive cash flow and profitability over the next several years.

"I would like to thank our shareholders, creditors, vendors and employees for their patience and support during the past seven months when no financial reports were issued," Miller said.

FIRST QUARTER, FISCAL YEAR 2001 RESULTS

For the 13-week quarter of fiscal 2001, ended May 27, 2000, Rite Aid had revenues of $ 3.8 billion, a net loss of $238 million and a loss per diluted share of $0.92. This compares to revenues of $ 3.6 billion, a net loss of $44 million and a loss per diluted share of $0.17 for the restated first quarter of fiscal year 2000.

Drugstore same-store sales increased 6.2 percent during the quarter as compared to the year-ago period with comparable pharmacy sales growth of
9.6 percent and a 1.4 percent increase in front-end same-store sales. Prescription revenue accounted for 60.3 percent of drugstore sales, with third party prescription sales representing 89.6 percent of pharmacy sales. In last year's first quarter, prescription revenue accounted for 58.2 percent of drugstore sales and third party prescription sales represented
87.1 percent of total pharmacy sales.

Earnings before interest, taxes, depreciation and amortization and non-recurring expenses amounted to approximately $95 million for the quarter. During the first quarter, new management devoted substantial time and attention on analyzing store operations, restating financial statements and stabilizing financial conditions and liquidity.

FISCAL YEAR 2000 RESULTS

For the fiscal year ended February 26, 2000, Rite Aid had revenues of $
14.7 billion, a net loss of $1.1 billion and a loss per diluted share of $4.45 compared to revenues of $12.8 billion, a net loss of $422 million and a loss per diluted share of $1.64 for the restated fiscal year 1999.

Drugstore same-store sales increased 7.9 percent, consisting of a 16.2 percent increase in comparable pharmacy sales and a 2.2 percent decrease in front-end same store sales, as compared to the prior year. Prescription revenue accounted for 58.4 percent of total drugstore sales and third party prescription revenue was 87.8 percent of pharmacy sales. This compares to fiscal 1999 where prescription revenue was 54.2 percent of drugstore sales and third party prescription revenue accounted for 85.4 percent of pharmacy sales.


RITE AID ANNOUNCES FINANCIAL RESULTS - PAGE 3

The net loss for fiscal 2000 was impacted by $480 million of inventory-related charges, $243 million of increased interest expense, $235 million of increases to reserves and $28 million of increased goodwill amortization.

RESTATED FINANCIAL RESULTS FOR FISCAL 1999, 1998

The financial statements being filed today in Rite Aid's Form 10-K also include restatements of the Company's previously reported financial statements for fiscal year 1999, which ended February 27, 1999 and for fiscal year 1998, which ended February 28, 1998. The total effect of the adjustments made in the restatements on the historical financial statements was to reduce net income by $566.2 million for fiscal 1999 and by $492.1 million for fiscal 1998. On an aggregate basis, these adjustments reduced Rite Aid's retained earnings at February 27, 1999 by $1.6 billion.

The principal adjustments to Rite Aid's historical financial statements relate to the following (in 000's):


                                                                                          FOR THE
                                                                                          FISCAL          AS OF
                                                          AS OF AND FOR THE FISCAL      YEAR ENDED       MARCH 2,
                                                         YEAR ENDED FEBRUARY 27,1999    FEBRUARY 28        1997
                                                                                           1998
                                                        ------------------------------ -------------- ---------------
                                                                           INCREASE      INCREASE
                                                         DECREASE IN      (DECREASE)    (DECREASE)     DECREASE IN
                                                        STOCKHOLDERS'     TO RESULTS    TO RESULTS    STOCKHOLDERS'
                                                            EQUITY            OF       OF OPERATIONS      EQUITY
                                                                          OPERATIONS
                                                        ---------------  ------------- -------------- ---------------
Purchase accounting..............................           $(300,767)     $(133,866)     $(152,060)       $(14,841)
Exit costs and impairment of operating and other
assets...........................................            (210,319)        44,694       (141,237)       (113,776)
Accruals for operating expenses..................            (466,309)      (123,143)       (81,006)       (262,160)
Property, plant, and equipment...................            (506,210)      (110,435)      (246,223)       (149,552)
Inventory and cost of goods sold.................            (635,995)      (438,799)       (63,385)       (133,811)
Capital leases and sale-leaseback accounting.....             (55,428)       (13,683)       (40,667)         (1,078)
Other............................................            (163,965)       (28,869)       (31,097)       (104,626)
Income taxes.....................................              727,163        237,933        263,614         225,616
Total............................................         $(1,611,830)     $(566,168)     $(492,061)      $(554,228)

The restatements contain adjustments that fall into seven principal accounting categories:

Purchase Accounting. The company acquired Thrifty Payless, Inc. in fiscal 1997 and Harco Inc. and K&B Inc. in fiscal 1998. Certain liabilities associated with these acquisitions that had previously been established have been either reduced or eliminated with a corresponding decrease in goodwill, to correctly reflect the fair value of the assets acquired and the liabilities assumed at the dates of acquisition.

Exit Costs and Impairment of Operating and Other Assets. The restated financial statements reflect adjustments to appropriately recognize charges related to store closures in the period in which the decision, and ability, to close a store had been made. In addition, other charges not related to exiting stores and gains from the sale of certain assets that had previously been recorded as adjustments to the store exit liability have been reflected as income or expense in the period in which they were incurred or realized. Adjustments have also been made to record impairment charges for stores and other assets in the period in which the impairment occurred and to change the method used to evaluate assets for impairment from a market level to an individual store level because this is the lowest level of independent cash flows ascertainable for purposes of measuring impairment.


RITE AID ANNOUNCES FINANCIAL RESULTS - PAGE 4

Accruals for Operating Expenses. The restated financial statements reflect adjustments to expense certain operating costs in the period in which they were incurred and to record a corresponding liability for those items not paid at the end of the period. Such costs primarily consisted of payroll, vacation pay, incentive compensations, executive retirement plans, scheduled rent increases and certain insurance claims.

Property, Plant and Equipment. The restated financial statements reflect adjustments to charge certain items previously capitalized to expense in the period in which they were incurred. Such items include certain costs for repairs and maintenance, interest and internal software development. The adjustments also include increases in depreciation expense to reverse the effects of retroactive changes made to the useful lives of certain assets and to depreciate assets misclassified as construction in-progress.

Inventory and Cost of Goods Sold. The restated financial statements reflect adjustments to inventory and cost of goods sold primarily to reverse unearned vendor allowances previously recorded as a reduction to cost of goods sold; to correctly apply the retail method of accounting; establish obsolescence reserves, recognize certain selling costs including promotional markdowns and shrink in the period in which they were incurred; recognize for inventory purchases in the appropriate periods and reflect vendor allowances in the inventory balances.

Lease Obligations. The restated financial statements reflect adjustments to recognize sale-leaseback transactions for certain stores as financing transactions. Such transactions had previously been accounted for as sales, and the leasebacks were accounted for as operating leases. The adjustment to correct these items resulted in the reversal of the asset sales and the establishment of lease obligations. In addition, adjustments were made to record certain leases that had previously been accounted for as operating leases. These adjustments resulted in an increase in assets and capital lease obligations of $1.1 billion and $1.1 billion at February 26, 2000.

Income Taxes. The restated financial statements were adjusted to properly reflect the federal and state tax effect of all restatement adjustments. In addition, certain adjustments were made to the accrued Federal income tax payable and the deferred income tax accounts to expense items in the proper period and reflect the tax benefit of the exercise of non-qualified stock options as a component of other comprehensive income.

STATUS OF SEC FILINGS

Today Rite Aid is filing with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended February 26, 2000 and its Quarterly Report on Form 10-Q for the fiscal quarter ended November 27, 1999 and will file its Quarterly Report for the fiscal quarter ended May 27, 2000 within the next five days. The Form 10-K includes the audited financial statements for fiscal 2000, audited and restated financial statements for fiscal years 1999 and 1998 and unaudited restated financial statements for six of the eight fiscal quarters of fiscal 1999 and 2000.


RITE AID ANNOUNCES FINANCIAL RESULTS - PAGE 5

The Company said that it did not file restated financial statements for fiscal 1997, as it had previously announced it would, because given the substantial time, effort and expense devoted over the last seven months to review, assess, reconcile, prepare and audit financial statements for fiscal 2000, 1999 and 1998, it believes it would require an unreasonable effort and expense to conduct a similar process to restate fiscal 1997.

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness and our ability to refinance our substantial debt obligations which mature in August and September 2002, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our credit facilities and other debt agreements, our ability to improve the operating performance of our existing stores, and, in particular, our new and relocated stores in accordance with our new management's long term strategy, the outcomes of pending lawsuits and governmental investigations, both civil and criminal, involving our financial reporting and other matters, the sale of PCS Health Systems, Inc. , which we are currently negotiating but which may not be consummated, competitive pricing pressures, continued consolidation of the drugstore industry, third-party prescription reimbursement levels, regulatory changes governing pharmacy practices, general economic conditions and inflation, interest rate movements, access to capital and merchandise supply constraints, and our failure to develop, implement and maintain reliable and adequate internal accounting systems and controls. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

Rite Aid is one of the nation's leading drugstore chains with annual revenues of over $14 billion and approximately 3,800 stores in 30 states and the District of Columbia. Rite Aid owns PCS Health Systems, Inc., which provides pharmacy benefit management programs and services that can help improve patient health and reduce health care costs. Rite Aid also owns approximately 18 percent of drugstore.com, a leading online source for health, beauty and pharmacy products. Information about Rite Aid, including corporate background and press releases, can be found at the company's Web site at www.RITEAID.com.



                   RITE AID CORPORATION AND SUBSIDIARIES

              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

              (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                (UNAUDITED)

                                                                              THIRTEEN WEEKS ENDED
                                                      THIRTEEN WEEKS ENDED        MAY 29, 1999
                                                           MAY 27,2000           (AS RESTATED)
                                                      ---------------------- -----------------------
REVENUES                                                         $3,775,505              $3,626,142
COSTS AND EXPENSES:
   Cost of goods sold, including occupancy costs                  2,926,270               2,754,207
   Selling, general and
   administrative expenses.......................                   872,686                 776,605
   Goodwill amortization.........................                    15,095                  14,208
   Interest expense..............................                   171,811                  97,361
   Store closing, impairment and other charges...                    15,879                  28,238
                                                      ---------------------- -----------------------
                                                                  4,001,741               3,670,619
                                                      ---------------------- -----------------------

       Income (loss) before income taxes.........                 (226,236)                (44,477)

INCOME TAXES (BENEFIT)...........................                    11,312                   (697)
                                                      ---------------------- -----------------------
       Net income (loss).........................                $(237,548)               $(43,780)
                                                      ====================== =======================




                   RITE AID CORPORATION AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
        (IN THOUSANDS OF DOLLARS, EXCEPT EARNINGS PER SHARE AMOUNTS)

                                                                                FEBRUARY 27,           FEBRUARY 28,
                                                           FEBRUARY 26,              1999                  1998
                                                               2000             (AS RESTATED)         (AS RESTATED)
                                                         ---------------- --------------------- ---------------------
REVENUES                                                     $14,681,442           $12,782,890           $11,533,423
COSTS AND EXPENSES:
   Cost of goods sold, including occupancy costs              11,412,774             9,743,835             8,603,318
   Selling, general and administrative expenses                3,632,170             3,144,134             2,783,134
   Goodwill amortization                                          56,832                29,227                26,480
   Store closing, impairment and other charges                   163,185               192,551               148,560
   Interest expense                                              520,336               277,226               209,152
   Share of loss from equity investment                           11,893                   448                 1,886
                                                         ---------------- --------------------- ---------------------
                                                              15,797,190            13,387,421            11,772,530
                                                         ---------------- --------------------- ---------------------
       Loss before income taxes                               (1,115,748)             (604,531)             (239,107)
INCOME TAXES EXPENSE (BENEFIT)                                         8              (182,049)              (52,916)
                                                         ---------------- --------------------- ---------------------
       Loss before cumulative effect of accounting
       change                                                 (1,115,756)             (422,482)             (186,191)
       Cumulative effect of accounting change, net
        of income tax benefit of $18,200                         (27,300)                --                     --
                                                         ---------------- --------------------- ---------------------
       Net loss                                             $ (1,143,056)           $ (422,482)           $ (186,191)
                                                         ================ ===================== =====================
BASIC AND DILUTED LOSS PER SHARE
   Loss before cumulative effect of accounting change             $(4.34)               $(1.64)               $(0.74)
   Cumulative effect of accounting change, net                    $(0.11)               $--                   $--
                                                         ---------------- --------------------- ---------------------
       Net loss                                                  $(4.45)               $(1.64)                $(0.74)
                                                         ================ ===================== =====================




                   RITE AID CORPORATION AND SUBSIDIARIES

              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                FOR THE FISCAL YEAR ENDED FEBRUARY 26, 2000
                (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                        FISCAL YEAR 1999                        FISCAL YEAR 1998
                             AS REPORTED                             AS REPORTED
                               IN 1999     RESTATEMENT                 IN 1999     RESTATEMENT
                              FORM 10-K    ADJUSTMENTS  AS RESTATED   FORM 10-K    ADJUSTMENTS  AS RESTATED
                             -------------------------------------------------------------------------------
REVENUES                      $12,731,900      $50,990   $12,782,890  $11,375,105    $ 158,318  $11,533,423
COSTS AND EXPENSES:
    Costs of goods sold,
    including occupancy
    costs                       9,396,432     347,403      9,743,835    8,290,888      312,430    8,603,318
    Selling, general and
    administrative expenses     2,639,739     504,843      3,144,582    2,375,636      409,384    2,785,020
    Goodwill amortization          44,090     (14,863)        29,227       36,452      (9,972)       26,480
    Interest expense              194,733       82,493       277,226      159,752       49,400      209,152
    Store closing,
    impairment and other
    charges                       257,336     (64,785)       192,551                   148,560      148,560
                              ------------------------------------------------------------------------------
                               12,532,330      855,091    13,387,421   10,862,728      909,802   11,772,530
                              ------------------------------------------------------------------------------
        Income (loss)
        before income taxes       199,570    (804,101)     (604,531)      512,377    (751,484)    (239,107)
                              ------------------------------------------------------------------------------
INCOME TAXES...............        55,884    (237,933)     (182,049)      206,507    (259,423)     (52,916)
                              ------------------------------------------------------------------------------
        Net income (loss)..      $143,686   $(566,168)    $(422,482)     $305,870   $(492,061)   $(186,191)
                              ==============================================================================
BASIC AND DILUTED EARNINGS
    (LOSS) PER SHARE.......
                                    $0.55      $(2.19)       $(1.64)        $1.22      $(1.96)      $(0.74)




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